UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 19, 2016

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 19, 2016, Ares Capital Corporation (the “Company”) and U.S. Bank National Association (the “Trustee”), entered into a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) to the Indenture, dated October 21, 2010, between the Company and the Trustee (the “Indenture”).  The Sixth Supplemental Indenture relates to the Company’s issuance, offer and sale of $600,000,000 aggregate principal amount of its 3.625% notes due 2022 (the “Notes”).

The Notes will mature on January 19, 2022 and may be redeemed in whole or in part at the Company’s option at any time at the redemption prices set forth in the Sixth Supplemental Indenture.  The Notes bear interest at a rate of 3.625% per year payable semiannually on January 19 and July 19 of each year, commencing on January 19, 2017.  The Notes are direct unsecured obligations of the Company.

The Company expects to use the net proceeds of this offering to repay certain outstanding indebtedness under its debt facilities.  The Company may reborrow under its debt facilities for general corporate purposes, which include investing in portfolio companies in accordance with its investment objective.

The Indenture, as supplemented by the Sixth Supplemental Indenture, contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, or any successor provisions, giving effect to any exemptive relief granted to the Company by the SEC, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934.  These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, upon the occurrence of a change of control repurchase event (which involves the occurrence of both a change of control and a below investment grade rating of the Notes by Fitch, Inc. and Standard & Poor’s Ratings Services), the Company will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase.

The Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-212788), the preliminary prospectus supplement filed with the Securities and Exchange Commission on September 14, 2016 and the pricing term sheet filed with the Securities and Exchange Commission on September 14, 2016.  The transaction closed on September 19, 2016.

The Trustee also serves as the Company’s custodian under the terms of a custody agreement, pursuant to which it receives customary fees and expenses as custodian.

The foregoing descriptions of the Sixth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Sixth Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description
4.1	Sixth Supplemental Indenture, dated as of September 19, 2016, relating to the 3.625% Notes due 2022, between the Company and U.S. Bank National Association, as trustee
4.2	Form of 3.625% Notes due 2022 (contained in the Sixth Supplemental Indenture filed as Exhibit 4.1 hereto)
5.1	Opinion of Venable LLP
5.2	Opinion of Proskauer Rose LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Proskauer Rose LLP (contained in the opinion filed as Exhibit 5.2 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: September 19, 2016

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1	Sixth Supplemental Indenture, dated as of September 19, 2016, relating to the 3.625% Notes due 2022, between the Company and U.S. Bank National Association, as trustee
4.2	Form of 3.625% Notes due 2022 (contained in the Sixth Supplemental Indenture filed as Exhibit 4.1 hereto)
5.1	Opinion of Venable LLP
5.2	Opinion of Proskauer Rose LLP
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Proskauer Rose LLP (contained in the opinion filed as Exhibit 5.2 hereto)